UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 3, 2005

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 930-6000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Press Release

Item 1.01 Entry into a Material Definitive Agreement

     On June 3, 2005, American Medical Systems, Inc. (“AMS”), a wholly owned subsidiary of American Medical Systems Holdings, Inc., entered into an agreement and plan of merger (the “Merger Agreement”) with Oak Merger Corp., a Delaware corporation and wholly owned subsidiary of AMS; Ovion Inc., a Delaware corporation (“Ovion”); Jeffrey P. Callister (“Callister”) and W. Stephen Tremulis (“Tremulis”), principal stockholders; and Callister, as stockholders’ representative. Pursuant to the Merger Agreement, Oak Merger Corp. will merge with and into Ovion and Ovion will become a wholly owned subsidiary of AMS.

     AMS will pay Ovion stockholders an initial cash payment in the amount of $10 million, subject to certain adjustments, at closing. AMS will deposit $1 million of the closing payment in escrow to be held for twelve months after closing of the merger to cover certain contingencies, and the balance will be distributed to holders of Ovion capital stock. In addition to the initial closing payment, AMS will be obligated to make additional contingent payments up to $20 million if certain milestones are completed and to pay an amount equal to one times nets sales of certain Ovion products for the twelve-month period beginning on the later of (i) the first fiscal quarter of AMS commencing six months after approval from the U.S. Food and Drug Administration (“FDA”) to market such products for female sterilization or (ii) January 1, 2008. The contingent payments and earn-out payments are subject to certain rights of set-off. The founders of Ovion will also receive a royalty equal to two percent (2%) of net sales of products that are covered by the Ovion patents related to their initial technology contribution to Ovion.

     The consummation of the merger is subject to customary conditions and a right of first refusal held by Conceptus, Inc. (“Conceptus”). Conceptus obtained this right of first refusal in a previous intellectual property settlement with Ovion. Conceptus has thirty days to exercise its right of first refusal. Subject to these conditions being resolved, AMS expects the merger will close in its third quarter of fiscal 2005.

     A copy of the Merger Agreement and the press release announcing the merger are included as exhibits to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
10.1	Agreement and Plan of Merger, dated as of June 3, 2005, among American Medical Systems, Inc.; Oak Merger Corp.; Ovion Inc.; Jeffrey P. Callister and W. Stephen Tremulis, as Principal Stockholders, and Jeffrey P. Callister, as Stockholders’ Representative *

99.1	Press Release of American Medical Systems Holdings, Inc. issued June 3, 2005.

*	Exhibits and Schedules to the Merger Agreement have been omitted but will be provided supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
By:	/s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

June 6, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement and Plan of Merger, dated as of June 3, 2005, among American Medical Systems, Inc.; Oak Merger Corp.; Ovion Inc.; Jeffrey P. Callister and W. Stephen Tremulis, as Principal Stockholders, and Jeffrey P. Callister, as Stockholders’ Representative *

99.1	Press Release of American Medical Systems Holdings, Inc. issued June 3, 2005.

*	Exhibits and Schedules to the Merger Agreement have been omitted but will be provided supplementally to the Securities and Exchange Commission upon request.